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                                                                   EXHIBIT 10.11

                             LAND AND BUILDING LEASE

        THIS LAND AND BUILDING LEASE, entered into as of the 17th day of February 1995, by and between IMAGE PROPERTIES, LLC (hereinafter called "Lessor") and PALMETTO IMAGING, INC. (hereinafter referred to as "Lessee").

        In consideration of the terms, covenants and conditions herein set forth, Lessor and Lessee hereby covenant and agree as follows:

        1. DESCRIPTION OF PREMISES. Lessor hereby leases to Lessee, and Lessee hereby hires and takes from Lessor, the land as described on Exhibit A attached hereto and incorporated herein and the building located thereon (hereinafter collectively called the "Leased Premises"), together with any and all easements, appurtenances, rights and privileges belonging to the Leased Premises.

        2. TERM. The initial term of this lease shall be for a period of ten (10) consecutive years commencing upon the Rental Commencement Date as defined in Paragraph 4.

        3. OPTION TO RENEW. Provided that the Lessee is in good standing and is not in default under any of the terms of this Lease (which default shall be determined at the time of the exercise of its option hereunder and as of the effective date of the extension term), Lessee shall have the option to renew this Lease for one (1) additional term of five (5) years. All other terms and conditions as set forth in this Lease shall apply to the option period (except for the option to renew and rent which is to be negotiated). Lessee must exercise the option to renew in writing on or before one hundred twenty (120) days prior to the expiration of the original term of this Lease but not earlier than three hundred sixty-five (365) days prior to the expiration of the original term. Rental rate for option term shall be agreed upon within thirty days of the notice to renew. If Lessee fails to renew this Lease, Lessor will give Lessee thirty (30) days notice that they have a right to renew the Lease and Lessee will have the longer of the remaining days in the above one hundred twenty (120) days or thirty (30) days to exercise the option to renew.

        4.      RENTAL:

                A. BASE RENT. Lessee shall pay monthly rent (hereinafter "Base Rent") for the Leased Premises. Commencing June 1, 2002, the base rent will be $12,590.00 per month. The monthly rent will be increased by three (3%) percent annually beginning June 1, 2003.

                B. LATE PAYMENT. Any payment not received by its due date shall result in a five (5%) percent charge to Lessee which shall be due and payable immediately to Lessor.

                C. OPERATION OF BUSINESS. If Lessee, at any time after the commencement of this Lease, fails to keep the premises open for business, it will keep the premises clean and maintained and well lit. Furthermore, if Lessee fails to keep the premises open for business, Lessee will diligently and reasonably pursue releasing of the premises and agrees that Lessor may assist Lessee with such releasing.

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        The Base Rent shall be paid in monthly installments in advance on or before the first day of each month, partial months being prorated. The obligation to pay Rent shall begin on the earlier of the date of this Lease (the "Rental Commencement Date"). In the event the Rental Commencement Date is any day other than the first day of the month, the monthly rental for the first month shall be a prorated amount.

        Rent payments shall be made payable to Lessor and delivered to the Lessor at 3295 River Exchange Drive, Suite 270, Norcross, Georgia until Lessee is notified otherwise by Lessor.

        5. SIGNAGE. Lessee shall be entitled to signage allowable by the applicable provisions of the City and County of Greenville rules, regulations and ordinances.

        6. USE OF THE PREMISES. Lessee shall only use the Leased Premises as a medical office building without the written consent of Lessor. Such use and any other use which Lessor consents to shall be in compliance with all applicable laws, rules, regulations and ordinances of every governmental body or agency whose authority extends to the Leased Premises.

        7. QUIET ENJOYMENT. Lessor warrants and covenants that it is the owner of and is in lawful possession of the Leased Premises and covenants and agrees that Lessee shall have quiet enjoyment of the Leased Premises and the rights granted in this Lease provided Lessee complies with each and all of the terms of this Lease.

        8. ALTERATIONS, REPAIRS AND MAINTENANCE. Lessee may make alterations or changes to the Improvements; provided, however, any alterations or changes shall require Lessor's prior written consent which shall not be unreasonably withheld and Lessor shall notify Lessee of its decision on within fourteen (14) days of written request to Lessor. If any structural alterations are requested to be consented to by Lessor, Lessee shall submit a certificate of its architect that such will not affect the structural fitness and integrity of the improvements. All alterations shall be at the sole cost and expense of Lessee and made using reasonable care and in a good and workmanlike manner. In removing any fixtures, Lessee shall use reasonable care not to damage such. All alterations may remain on the Leased Premises unless Lessor objects and notifies Lessee in its consent to the alterations that the alterations must be restored on termination. Lessor shall cooperate with Lessee to obtain necessary building permits and approvals. Lessee shall make any and all repairs and perform all maintenance necessary or proper to the Leased Premises. Lessee acknowledges that Lessor shall not be responsible to make any repairs, replacements or perform any maintenance with respect to the Leased Premises and that Lessee is accepting the Leased Premises "AS IS." Lessor systems, foundation and roof in good working order and condition and Lessee will inspect the Leased Premises within seven (7) days of the date of this Lease and notify Lessor in writing of any problems with the above Lessor will have seven (7) days to agree to repair any of such items or Lessee may cancel this Lease or accept the Leased Premises "AS IS." If Lessee doesn't terminate this Lease within seven (7) days after notice from Lessor that it will not repair any such items, it will be deemed to accept the Leased Premises "AS IS."

        9. TRADE FIXTURES. Lessee may install equipment, furniture, and trade fixtures in and upon the Leased Premises. Lessee may remove such equipment, furniture and trade

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fixtures, together with any other fixtures installed by Lessee or its agents, at any time during or upon the termination of this Lease as long as Lessee is not in default under this lease and provided Lessee repairs any damage to the Leased Premises caused by reason thereof.

        10. MECHANIC'S LIEN. Lessee agrees to keep the Leased Premises free from liens of persons who, at the request of Lessee, furnish labor or material to or for the benefit of the Leased Premises, and to bond or otherwise provide security for lien claims contested by Lessee. Lessor at any time may post and keep posted on the Leased Premises appropriate notices to protect Lessor against the claims of persons who, at the request of Lessee, furnish labor or materials to or for the benefit of the Leased Premises. It is agreed that Lessee has no authority whatsoever to bind Lessor's title to any lien claimant.

        11.     TAXES.

                A. Lessee agrees to pay to Lessor the real property taxes and assessments assessed against the Leased Premises by paying to Lessor one-twelfth of the current annual impositions, or those of the preceding tax year if the current impositions have not been fixed, on the first day of each month of this lease. Within thirty (30) days after receipt of the tax bill(s) by Lessor and submission of same to Lessee, Lessee shall pay any additional amounts due for the prior year taxes or Lessor shall reimburse any overpayment to Lessee, as the case may be.

                B. Lessor shall furnish copies of tax statements and evidence of tax payments to Lessee.

                C. Lessee shall pay any and all personal property taxes on all personal property located on the Leased Premises.

        12.     UTILITIES, PERMITS AND COMPLIANCE WITH LAWS.

                A. Lessee agrees to pay, before delinquency, all charges for water, gas, electricity, and any and all other utilities and services which may be used in or upon the Leased Premises.

                B. Lessee shall, at its own cost and expense, obtain all necessary licenses and/or permits which may be required for the conduct of its business; and Lessee shall, at its own cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directions, rules and regulations (referred to generally as "regulations") of governmental authorities having or claiming jurisdiction over the premises or the conduct of Lessee's business. Lessee may contest in good faith, after notice to Lessor, by appropriate proceedings conducted promptly at Lessee's own expense, in Lessee's name (and/or whenever necessary and with Lessor's consent, in Lessor's name), the validity or enforcement of any such regulation; provided that (i) such contest or any associated deferment of payment does not subject Lessor to a fine or other criminal liability, or subject the premises to any encumbrance; (ii) Lessee diligently prosecutes such contest to a final determination by the governing authority; and (iii) Lessee furnishes Lessor with any security that Lessor may reasonably request in connection with such contest.

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        13.     ASSIGNMENT AND SUBLETTING.

                A. Lessee and Lessee shall have the right to assign this Lease, and Lessee shall have the right to sublease the whole or any part of the Premises; provided, however, on any assignment or subletting by Lessee, Lessee must get the written consent of Lessor, which shall not be unreasonably withheld. Lessor shall notify Lessee of its decision not to consent to the assignment or subletting within twenty (20) days of receipt of the written request of Lessee or consent will be deemed to have been given by Lessor. No assignment or sublease shall release Lessee from any of its obligations under this Lease, nor shall any assignment by Lessor of this Lease release Lessor from its obligations incurred prior to such assignment. In the event of an assignment of this Lease by Lessor, any such assignee shall promptly furnish Lessee with its federal taxpayer identification number.

                B. In the event this Lease is assigned or sublet by Lessee, and should any default occur requiring notice, Lessor agrees that it will furnish Lessee with a copy of such notice at the same time it is sent to such assignee or sublessee. If such default is not corrected by such assignee or sublessee during the specified time periods, Lessee shall have an additional period of thirty (30) days to correct such default, and upon correction of such default, Lessee shall have the right and option to resume actual possession of the Premises as Lessee hereunder for the unexpired term of this Lease.

        14. INSPECTION. Lessor may enter upon the Leased Premises at any reasonable time for the purpose of inspecting the Leased Premises. Also, Lessor shall be permitted to show the Leased Premises to prospective purchasers within twenty-four (24) hours' notice from Lessor to Lessee.

        15.     INDEMNITY AND INSURANCE.

                A. Except for claims or demands for events caused by or resulting from the sole negligence of Lessor, Lessee agrees to indemnify and save Lessor harmless from and against any and all claims and demands arising from any negligence of Lessee, or its contractors, licensees, agents, servants or employees, or arising from any accident, injury or damages whatsoever caused to any person or property occurring in or on the Leased Premises or any part of them, and any and all actions, suits and proceedings in connection with any such claim or demand and any and all loss, damage, expense and liability incurred in or in connection with any such claim or demand, including attorneys' fees and court costs.

                B. Lessee shall procure and maintain a policy or policies of comprehensive liability insurance, including property damage, covering the Leased Premises and its use and occupation by Lessee, insuring against liability for injuries to persons and property and for death of any person or persons occurring in or about the Leased Premises. The liability under such insurance shall not be less than Five Hundred Thousand Dollars ($500,000.00) for property damage and Two Million Dollars ($2,000,000.00) for personal injuries or deaths occurring in or about the Leased Premises. Lessee agrees to

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        have Lessor listed as an additional insured and shall furnish a certificate of insurance to Lessor.

                C. Lessor shall give Lessee notice of all claims made against the Lessor that come within the scope of the indemnification of this Paragraph, and shall not settle any such claim without the Lessee's written consent which shall not be unreasonably withheld. Unless objected to by an insurer of the Lessee that acknowledges primary responsibility for the claim, the Lessee shall conduct the defense of the claim. The Lessor shall cooperate with the Lessee in defending the claim, including, without limitation, providing documents, witnesses and other sources of information within its reasonable control.

        16.     DAMAGE OR DESTRUCTION.

                A. During the Lease Term, Lessor shall, maintain in full force a policy or policies of full standard fire and extended coverage and vandalism insurance covering the Leased Premises in an amount equal to the full replacement costs of the improvements (and six (6) months of loss rents).

                B. If the Leased Premises are damaged or destroyed by fire or other casualty during the Term, or any renewal thereof, the Lessee shall fully repair and restore the same within one hundred eighty (180) days after such damage or destruction (contingent upon receipt of the insurance proceeds for such repair) to substantially the same or better condition as existed prior to such damage or destruction. During such repair and restoration, Lessee shall be entitled to abatement of rent for damage or destruction which prohibits the use of the Premises.

                C. The Lessor and the Lessee shall each cooperate in good faith coordinating any repair and restoration of the Leased Premises.

                D. Lessee shall reimburse Lessor in advance during each year of this Lease for the cost of the insurance required in this paragraph. Such reimbursement shall be made on an annual basis within thirty (30) days after receipt of a written statement covering the insurance costs for each year of this Lease.

                E. Notwithstanding the provisions of subparagraph (b) above, if the Leased Premises is substantially (over 70%) damaged or destroyed, then Lessor shall have the option to terminate this Lease upon notice to Lessee, given within thirty (30) days following such damage or destruction, in which latter event this Lease shall terminate effective as of the date of such damage or destruction.

                F. Notwithstanding the provisions of subparagraph (b) above, if the Leased Premises is substantially (over 70%) damaged or destroyed then Lessee shall have the option to terminate this Lease upon notice to Lessor, given within thirty (30) days following such damage or destruction, in which latter event, this Lease shall terminate effective as of the date of such damage or destruction.

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                G.      If this Lease is not terminated pursuant to the
        provisions of this Paragraph, then

        17. CONDEMNATION. to as in the event of any taking or damage of all or any part of the Leased Premises, or ingress, egress or parking in connection therewith or any interest therein by reason of any exercise of the power of eminent domain, whether by a condemnation proceeding or otherwise, or any transfer made in avoidance of an exercise of the power of eminent domain (all of the foregoing being hereafter referred to as the "appropriation") prior to or during the term hereof (or any extension or renewal thereof), the rights and obligations of Lessor and Lessee with respect to such appropriation shall be as hereinafter provided. In the event of an appropriation of all of the Leased Premises, except for a temporary period of more than seven (7) days, this Lease shall terminate as of the date of such appropriation. In the event of an appropriation of less than all of the Leased Premises, if the appropriation shall include (i) any substantial portion of the Improvements located on the Premises or (ii) more than twenty percent (20%) of the parking spaces located on the Leased Premises then in any such event Lessee shall have the option to terminate this Lease; provided, however, that Lessor shall have thirty (30) days to replace any parking spaces lost in a location immediately adjacent to the Leased Premises. Any such election shall be made by written notice given on or before thirty (30) days after appropriation. Any such election shall be effective the date the condemnor takes title or possession, whichever occurs first. Whether or not this Lease is terminated pursuant to this Paragraph, Lessee shall be entitled to pursue an award for loss of business, for the loss of its leasehold advantage and for costs of removing fixtures and equipment, without, however, impairing or diminishing any fights of Lessor to claim loss for the taking of, or injury or damage to, the Leased Premises, its reversionary interest in the Leased Premises or any other fights or interest it may have in and to this Lease, the Leased Premises and the Improvements thereon.

        18.     DEFAULT:

                A. The occurrence of any of the following shall constitute a default by Lessee:

                        (i) Failure to pay Rent or any monetary sum due by Lessee hereunder on the dates provided herein.

                        (ii) Failure to perform any other provisions of this Lease if the failure to perform is not cured within thirty (30) days after written notice has been given to Lessee. If the default cannot reasonably be cured within 30 days, Lessee shall not be in default of this Lease, if Lessee commences to cure the default within the 30 day period and diligently and in good faith continues to pursue a cure of the default.

                B. Lessor shall have the following remedies in case of Lessee default:

                        (i) To collect by suit or otherwise each installment of Rent or other sum as it becomes due hereunder, or to enforce by suit or otherwise any other term or provision hereof on the part of Lessee required to be performed.

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                        (ii)    To terminate this Lease, in which event this
                Lease shall terminate and Lessee shall surrender immediately possession of the Leased Premises, and pay to Lessor all expenses Lessor may incur by reason of the default, including the cost of recovering the Leased Premises, and the sum of

                                (a) The unpaid Rent which had been accrued at the time of termination; and

                                (b) The present value of all remaining rent due and payable under the for any unexpired term discounted at the rate of seven (7%) percent per annum.

                        (iii) Notwithstanding the recital of any specific remedies, Lessor shall have all rights, without limitation, to which Lessor is entitled to either at law or in equity.

                        (iv) Any amounts not paid when due shall be paid with interest at ten (10%) percent per annum.

        19. WRITTEN CONSENT. Whenever the "prior written consent" or "prior written approval" of either Lessor or Lessee is referred to in this Lease, it is understood and agreed that such consent shall not be unreasonably withheld or delayed by Lessor or Lessee, and if withheld, the reason therefor shall be stated in writing. If the party whose consent or approval is required does not deny such consent or approval in written notice stating the reason for such denial within twenty (20) days from the date of the request for such consent or approval, such consent or approval shall be deemed to have been given.

        20. DEFAULT. Should there be any default or breach of this Lease on the part of Lessor, Lessee shall give Lessor written notice thereof, and should Lessor fail to correct such breach or default within thirty (30) days after notice, Lessee may remedy such breach or default and deduct the reasonable cost, including interest on the same, from rentals due or to become due Lessor, or pursue any other legal or equitable remedy to which it is entitled. In addition to the other remedies provided herein, should there be default or breach of this Lease on the part of Lessee other than payment of rent, Lessor shall Lessee written notice thereof, and should Lessee fail to correct such breach within thirty (30) days after such notice, Lessor may remedy such breach or default and bill Lessee for the reasonable costs, including interest on the same, and Lessee shall pay the same within fifteen (15) days of receipt of the invoice from Lessor or pursue any other legal or equitable remedy to which it is entitled.

        21.     ESTOPPEL CERTIFICATE.

                A. Lessor and Lessee shall at any time upon not less than seven (7) days prior written notice from the other execute and deliver to the other a statement in writing identifying the signatory as the current Lessor or Lessee under this Lease and certifying as to any or all of the following matters: (i) the documents which then comprise this Lease; (ii) that this is in full force and effect if such is the case, or otherwise, if not; (iii) that there are not, to the certifying party's knowledge, any uncured defaults on the part of the other party or any acts which but for the passage of time or the giving of notice or

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        both would constitute such a default (or specifying such default or acts, if any are claimed); (iv) the expiration date of the Lease term and the number and duration of any unexercised options to extend or renew the Lease term; (v) the then current annual amount of Rent and all other periodic charges paid by Lessee and the dates through which each has been paid; (vi) in the case or Lessee, that it has no defense against the enforcement by Lessor of the terms of this Lease, (or specifying the nature of each defense); (vii) the resolution of any matter left to future determination by the terms of this Lease; (viii) any other matter relating to this Lease or the Leased Premises, that the requesting party may reasonably require; and (ix) that the certifying party is not subject to any bankruptcy proceeding.

                B. The statement shall be addressed only to parties who have acquired or are about to acquire an interest in all or any part of the Leased Premises (including any lender acquiring security title or mortgage lien to the Leased Premises) from the party requesting the statement, or to a party issuing title insurance in connection with said acquisition. Only parties of the type described in the preceding sentence to whom the statement is addressed may rely conclusively upon the statements contained therein, notwithstanding that the statement may be addressed or delivered to other parties or that the statement may contain terms or provisions to the contrary.

        22. IDENTITY OF INTEREST. The execution of this agreement or the performance of any act pursuant to the provisions thereof shall not be deemed or construed to have the effect of creating between the Lessor and Lessee the relationship of principal or agent or of partnership or of joint venture and the relationship between them shall be that only of Lessor and Lessee.

        23. NO ORAL AGREEMENTS BINDING. This agreement contains the entire agreement between the parties hereto, and neither party is bound by any representations or agreement of any kind except as herein contained.

        24. GOVERNING LAW. This Lease has been negotiated in and executed within the laws of the State of South Carolina and shall be construed according to the laws of that state. Additionally, the parties hereto agree that proper venue for any legal action between the parties shall be Greenville County, South Carolina.

        25. BINDING EFFECT. The provisions of this Lease shall be binding upon and inure to the benefit of the personal representatives, heirs, successors and assigns of the parties hereto. If there is more than one Lessee, then the obligations Lessee shall be joint and several as to such Lessees.

        26.     NOTICE.

                A. All notices, requests, demands, approvals, consents and other communications authorized or required hereunder ("Notices") shall be in writing. To be valid in the absence of written acknowledgement of receipt by the recipient, notice must be given by (i) registered or certified mail, postage prepaid, return receipt requested, addressed to the recipient's notice address; (ii) overnight courier or express mail service, telegram or mailgram, where the carrier provides or retains evidence of the date of

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        delivery, sent to the recipient's notice address, or, (iii) personal service upon the recipient, if an individual, upon a general partner or joint venturer, "if the recipient is a partnership or joint venture, or upon an officer, if the recipient is a corporation.

                B.      The notice addresses of the parties are as follows:

                        LESSOR:

                        Image Properties, LLC
                        3295 River Exchange Drive, Suite 275
                        Norcross, GA 30092

                        Lessee:

                        ____________________

                        ____________________

                        ____________________

        Either party may change the person or place in its notice address by notice given pursuant to this Paragraph. A post office box shall not be the only notice address for a party.

                C. Notice shall be deemed given when delivered to the notice address or personally served, except that (i) notice which must be given by a certain time to be valid shall be deemed given when posted or when delivered to an overnight courier or express mail service, and
        (ii) notice which starts the running of a time period when it is given and which is delivered to the notice address on a non-business day shall be deemed given the next business day if left at the notice address, or the next business day when redelivered to the notice address if not left at the notice address. Refusal to accept delivery or absence of anyone at a notice address to accept delivery shall not prevent notice from being given. A non-business day is Saturday, Sunday or legal holidays generally observed in the city where notice is delivered.

        27. UNENFORCEABLE PROVISIONS. If any portion or provision of this Lease is for any reason unenforceable or inapplicable, the other provisions hereof shall remain in full force and effect in the same manner as if such unenforceable or unapplicable provision had never been contained herein.

        28. SURRENDER OF LEASED PREMISES UPON TERMINATION OF LEASE. Upon the expiration of the Term, or any renewals thereof, or any sooner termination of this Lease, shall promptly quit and surrender the Leased Premises, broom clean, in good order, condition and repair, reasonable wear and tear excepted. Lessee shall repair in a good workmanlike manner any damage caused to the Leased Premises as the result of the removal of any of its fixtures. The provisions of this Paragraph shall survive the expiration of the Term, or any renewals thereof, or any sooner termination of this Lease.

        29. COUNTERPARTS. This lease may be signed in counterparts, with the counterparts to be taken as one document by having the signature pages with counterpart signatures attached to one document.

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        30.     TRADEMARKS AND TRADE NAMES. It is specifically understood and agreed that all trademarks, trade names, service marks and all other marks of identification used by Lessee in its business shall at all times remain the exclusive property of Lessee and/or its subsidiaries, and Lessor shall have no right, interest in or title to any of Lessee's or Lessee's subsidiaries' trademarks, service marks, trade names, signs or other marks of identification.

        31. MEMORANDUM LEASE. Lessor agrees, upon Lessee's request, to execute a short form of this Lease, entitled "Memorandum of Lease," which shall evidence the commencement date of this Lease and its basic terms. Lessee may record such short form lease or this Lease as it expense. The provisions of this Lease shall control, however, in regard to any omissions from said short form or in respect to any provision hereof which may be in conflict with such short form.

        32. ENVIRONMENTAL MATTERS. For purposes of this Lease, the term "Hazardous" means hazardous waste, toxic substances, polychlorinated biphenyis, asbestos or related materials. The term includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, a synthetic gas usable for fuel or mixtures thereof, and includes substances released from underground storage tanks. The term includes any element, compound, mixture, solution or substance regulated by federal, state or local law, rule or regulation because of its toxicity, corrosiveness, reactivity or ignitability or carcinogenic effect.

        Lessee agrees that it will not store nor dispose of any Hazardous substances on the Leased Premises except for those used in Lessee's ordinary course of its business which shall all be stored and disposed of in accordance with all applicable rules, ordinances and regulations.

        The Lessee agrees to save, hold harmless, indemnify and defend Lessor against any liability for damages to any person or property or to natural resources or any cost whatsoever incurred by Lessor because of the disposal of Hazardous Substance on the Premises by Lessee, its employees or agents or during the term of this Lease. The terms "damages" and "costs" include, but are not limited to, attorney's fees, engineering fees, testing fees and response costs.

        33. NON-DISTURBANCE AND SUBORDINATION. This Lease is not effective until the current mortgage holder executes and delivers a non-disturbance agreement as to this Lease. Lessee shall obtain, prior to placing any future mortgage on the Property, a non-disturbance agreement from the mortgage holder and Lessee agrees to execute and deliver a standard subordination agreement as to future mortgages.

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        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


WITNESSES:                                  LESSOR:

                                            IMAGE PROPERTIES, LLC,
/s/ ATHY PARDINAS
------------------------
Athy Pardinas


                                            By: /s/ J. KENNETH LUKE
                                            -----------------------------
                                            J. Kenneth Luke
                                            Managing Member


                                            LESSEE:

/s/ AMY MCGRATH
------------------------                    By: /s/ THOMAS C. GENTRY
Amy McGrath                                 -----------------------------
                                            Thomas C. Gentry

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                                    EXHIBIT A

                        DESCRIPTION OF LAND AND BUILDING


9,171 Square Foot Building located at 1331 Lady Street, Columbia, South Carolina. The estimated lot size is approximately 8,377 square feet. Beginning at an "X" marked in the concrete on Lady Street running S 70-00-00 West 69.20 feet to a nail; thence turning and running North 20-30-53 West 121.11 feet to a point, thence turning and running South 20-03-53 East 5.21 feet to a point; thence turning and running North 69-56-07 East 6,13 feet to a point; thence turning and running North 2003-53 West 5.21 feet to a point; thence turning and running North 69-56-07 East 54.65 feet to a nail; thence turning and running along Marion Street South 20-03-53 East 121.19 feet to the point and place of beginning.

                                   SCHEDULE I

         SCHEDULE IDENTIFYING DOCUMENTS OMITTED AND MATERIAL DIFFERENCES IN THESE DOCUMENTS FROM THE AGREEMENT FILED AS EXHIBIT 10.11

          LESSEE              DATE OF AGREEMENT      RENTAL PAYMENTS             DESCRIPTION OF PROPERTY         AMENDMENTS TO LEASE

Montgomery Open MRI, Inc.    November 1, 2001     Base Rent:  $7155.00    4,293 square foot building located at   N/A
                                                  per month               249 Winton Blount Loop, Montgomery,
                                                                          Alabama

Open MRI of Panama City      February 14, 2000    Base Rent:  $7,000.00   3,500 square foot building located at   N/A
                                                  per month               106 Medical Center Drive, Panama
                                                                          City, Florida

South Carolina Diagnostic    January 25, 2001     Base Rent: $7,510.00    3,605 square foot building located at   N/A
Imaging, Inc.                                     per month               2851 Tricom Boulevard, Charleston,
                                                                          South Carolina

Sun View Imaging, Inc.       January 1, 1994      Base Rent: $19,061.67   11,437 square foot building located     N/A
                                                  per month               at 755 Telshor Blvd., S-T #101, Law
                                                                          Cruces, New Mexico

West Columbia II             January 15, 1994     Base Rent: $7,781.25    9,700 square foot building located at   N/A
                                                  per month               2997 Sunset Boulevard, West Columbia,
                                                                          South Carolina

Open MRI & Imaging of        February 1, 1999     Base Rent: $4,000.00    2,400 square foot building at 2416C     N/A
Albany, Inc.                                      per month               Westgate Drive, Albany, Georgia

Lexington Open MRI, Inc.     April 1, 1998        Base Rent: $13,462.50   7,180 square foot building located at   N/A
                                                  per month               2997 Sunset Boulevard, West Columbia,
                                                                          South Carolina

Open MRI or Albany II, Inc.  February 2, 2001     Base Rent: $5,385.00    Building located at 2416B Westgate      N/A
                                                  per month               Drive, Albany, Georgia

Dothan Diagnostic        February 1, 1998   Base Rent:            3,890 square foot building        N/A
Imaging, Inc.                               $7,000.00 per month   located at 2216 West Main
                                                                  Street, Dothan, Alabama

Dothan Diagnostic        March 28, 2001     Base Rent:            3,500 square foot building        N/A
Imaging II, Inc.                            $7,780.00 per month   located at 2240 W. Main Street,
                                                                  Dothan, Alabama

Anderson Diagnostic      July 11, 1997      Base Rent:            7,800 square foot building        N/A
Imaging, Inc.                               $15,600 per month     located at 1011 Ella Street,
                                                                  Anderson, South Carolina

Asheville Open MRI,      July 1, 1998       Base Rent:            10,998 square foot office         First Amendment to
Inc.                                        $10,281.38 per month  building located at 675           Lease Agreement
                                                                  Biltmore Avenue, Asheville,       dated April 24,
                                                                  North Carolina (the "PREMISES")   2002; Lessee
                                                                                                    agrees to lease an
                                                                                                    additional 1,334
                                                                                                    square feet of
                                                                                                    space at the
                                                                                                    Premises; Base
                                                                                                    Rent increases to
                                                                                                    $13,449.63 per
                                                                                                    month; Parties
                                                                                                    agree that as of
                                                                                                    date of the
                                                                                                    Amendment, the
                                                                                                    Premises consists
                                                                                                    of 5,663 rentable
                                                                                                    square feet

Open MRI & Imaging of    February 1, 1998   Base Rent:            3,500 square foot building        N/A
Athens, Inc.                                $7,000.00 per month   located at 845 Prince Avenue,
                                                                  Athens, Georgia

BioImaging, Inc.         September 1, 2000  Base Rent:            3,576 square foot building        N/A
                                            $9,000.00 per         located at Lot 1, Harding Mall
                                            month for the         Village
                                            first year of the
                                            lease with monthly
                                            rent to increase
                                            by three (3%)

                                            percent on each
                                            anniversary date
                                            of the lease

Carolina Imaging         June 1, 1998       Base Rent:            10,234 square foot building       N/A
Center, Inc.                                $23,026.50            located at 3628 Cape Center
                                                                  Drive, Fayetteville, North
                                                                  Carolina

Chattanoga Diagnostic    December 1, 1997   Base Rent:            11,235 square foot office         N/A
Imaging, Inc.                               $18,725.00            building located at 440 North
                                                                  Holtzclaw Avenue, Chattanooga,
                                                                  Tennessee

Open MRI & Imaging of    January 1, 1999    Base Rent:            2,943 square foot building        N/A
Conyers, Inc.                               $5,886.00             located at 2287 Salem Road,
                                                                  Conyers, Georgia

Forsyth Imaging, Inc.    July 11, 1994      Base Rent:            9,746 square foot building        N/A
                                            $12,810.75            located at 750 Highland Oaks
                                                                  Drive, Suite 200, Winston
                                                                  Salem, North Carolina

Open MRI of Fort Walton  June 12, 2000      Base Rent:            2,300 square foot building        N/A
                                            $6,516.00             located at 908 Mar Walt Drive,
                                                                  Fort Walton Beach, Florida

Mobile Open MRI, Inc.    April 1, 1997      Base Rent:            5,900 square foot building        N/A
                                            $12,291.67            located at 4724 Airport
                                                                  Boulevard, Mobile, Alabama